Exhibit 10.3

OMNIBUS AMENDMENT AND JOINDER AGREEMENT

THIS OMNIBUS AMENDMENT AND JOINDER AGREEMENT (this “Agreement”) dated as of September 10, 2015, is by and among (i) E2B Growth, Inc., a Nevada corporation (“E2B”); (ii) EnSite Power, Inc., a Nevada corporation (“EnSite” and together with E2B, each referred to as a “New Subsidiary” and collectively referred to as the “New Subsidiaries”); (iii) BLUE EARTH, INC., a Nevada corporation (the “Borrower”), (iv)  BLUE EARTH GENERATOR, INC., a Nevada corporation (“BE Gen”); (v) BLUE EARTH FINANCE, INC., a Nevada corporation (“BE Finance”); (vi) BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (“BE Energy Mgt”); (vii) BLUE EARTH SOLAR, INC., a California corporation (“BE Solar”); (viii) BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (“BE Power”); (ix) ECOLEGACY GAS & POWER, LLC, a California limited liability company (“Ecolegacy”); (x) BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (“BE Energy Power”); (xi) BLUE EARTH TECH, INC., a Nevada corporation (“BE Tech”); (xii) BLUE EARTH CHP, INC., a Utah corporation (“BE CHP”); (xiii) BROOKS HEAT & POWER LTD, a British Columbia, Canada corporation, incorporated under the Business Corporations Act of the Province of British Columbia, Canada (“Brooks”; together with BE Gen, BE Finance, BE Energy Mgt, BE Solar, BE Power, Ecolegacy, BE Energy Power, BE Tech and BE CHP collectively referred to as the “Existing Subsidiaries” and together with the New Subsidiaries, collectively, the “Guarantors”) and (xiv) JACKSON INVESTMENT GROUP, LLC (together with its successors and assigns, the “Purchaser”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Borrower has authorized a new 15% senior secured note  of the Borrower in the principal amount of $10,600,000 (the as amended, supplemented, restated or otherwise modified from time to time, including any promissory note issued in replacement or substitution therefor, the “September Note”), the proceeds of which are being used to repay and refinance the 12% Senior Secured Convertible Note, in the principal amount of $10,000,000 issued on March 10, 2015 by the Borrower to Purchaser and maturing on September 10, 2015 (the “March Note”) pursuant to the March Purchase Agreement (as defined below);

WHEREAS, the March Note, together with Borrower’s obligations under the March Purchase Agreement (as defined below), are guaranteed and secured by (i) that certain Guaranty, dated as of March 10, 2015 issued by the Existing Subsidiaries for the benefit of the Purchaser (the “Guaranty”); and (ii) that certain Pledge and Security Agreement, dated as of March 10, 2015, by and among the Borrower, the Existing Subsidiaries and the Purchaser (the “Pledge Agreement”);

WHEREAS, the September Note is being issued pursuant that certain Note Purchase Agreement, dated as of the date hereof (as amended, modified, supplemented, restated from time to time, the “September Purchase Agreement”; together with this Agreement, the September Note, the Guaranty and the Pledge Agreement, collectively referred to herein as the “Transaction Documents”), by and among the Borrower and the Purchaser which is being enter into in addition to and not in replacement of the Note and Warrant Purchase Agreement dated as of March 10, 2015 by and among the Borrower and Purchaser, as amended through the date hereof (the “March Purchase Agreement”);

WHEREAS, it is a condition precedent to the issuance of the September Note and the payment of the purchase price by Purchaser in accordance with the September Purchase Agreement, that the parties enter into this Agreement to, among other things, (a) provide that the obligations of the Borrower in respect of the September Note, together with all other “Obligations” as such term is defined in the September Purchase Agreement, are and at all times hereafter shall continue to be (i) guaranteed by the Guarantors pursuant to the Guaranty (as amended hereby) and (ii) secured by the liens and security interests granted by the Borrower and the Guarantors pursuant to the Pledge Agreement (as amended hereby), and (b) to join the New Subsidiaries as “Guarantors” under the Guaranty, as amended by this Agreement, and as “Pledgors” under the Pledge Agreement, as amended by this Agreement and shall continue to secure the Obligations under the March Purchase Agreement; and

WHEREAS, pursuant to the September Purchase Agreement, each New Subsidiary of the Borrower is required to (i) enter into and guaranty the obligations of the Borrower in favor of the Purchaser pursuant to the Guaranty; and (ii) to enter into and grant liens and security interests in favor of the Purchaser pursuant to the Pledge Agreement.

Capitalized terms used herein and not defined herein shall have the meanings specified in the September Purchase Agreement or, if not defined therein, in the applicable Transaction Document.

NOW THEREFORE, in order to induce the Purchaser to purchase the September Note and make available to the Borrower the proceeds thereof in accordance with the September Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

.

Amendments.  Each of the Guaranty and the Pledge Agreement shall be amended effective as of the date of this Agreement as set forth below:

(a)

The Guaranty is hereby amended as follows:   (a) the term “Guaranteed Obligations” as defined in the Guaranty shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Borrower under the Transaction Documents as such term is defined above in this Agreement, and (ii) the obligation of the Borrower to pay all amounts when due under the September Note and the other Transaction Documents, including all principal, accrued interest (including any default interest), fees and other amounts; (b) all references in the Guaranty to the “Purchase Agreement” shall be deemed to also refer to the September Purchase Agreement; (c) all references in the Guaranty to the “Note” shall be deemed to also refer to the September Note; and (d) the reference in Guaranty to the “Transaction Documents” shall be deemed to also refer to the Transaction Documents as such term is defined in this Agreement.

(b)

The Pledge Agreement is amended as follows: (a)  the term “Secured Obligations” as defined in the Pledge Agreement shall be deemed to include, without limitation, the following additional obligations (i) all obligations, covenants, agreements and liabilities, of the Borrower under the Transaction Documents as such term is defined above in this Agreement, and (ii) the obligation of the Borrower to pay all amounts when due under the September Note and the other Transaction Documents, including all principal, accrued interest (including any default interest), fees and other amounts; and  (b) all references in the Pledge Agreement to the “Purchase Agreement” shall be deemed to also refer to the September Purchase Agreement; (c) all references in the Pledge Agreement to the “Note” shall be deemed to also refer to the September Note; and (d) the reference in Pledge Agreement to the “Transaction Documents” shall be deemed to also refer to the Transaction Documents as such term is defined in this Agreement.

2.

Reaffirmation. Each of the Borrower and the Guarantors hereby reaffirms (a) all of its obligations under the Transaction Documents, and agrees that this Agreement and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge any of Borrower’s or Guarantors’ obligations under the Transaction Documents, and (b) the continuing security interests in its respective assets granted in favor of the Purchaser pursuant to the Security Documents.  Each of the Borrower and the Guarantors hereby (i) acknowledges and consents to the execution, delivery and performance of this Agreement, (ii) acknowledges and agrees that its guarantee of the Obligations includes, without limitation, all principal, interest, fees and other amounts now or hereafter due by Borrower under the March Purchase Agreement, the September Purchase Agreement and the other Transaction Documents, (iii) ratifies all the provisions of, and reaffirms its obligations under, the Guaranty and any other Transaction Document to which it is a party and confirms that all provisions of each such document are and shall remain in full force and effect in accordance with its terms, and (iv) reaffirms the continuing security interests in its assets granted in favor of the Purchaser pursuant to the Security Documents.

4.

New Subsidiary Joinders.  Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary shall be  deemed to be a party to the following Transaction Documents:  (a) the Guaranty, as a “Guarantor” as such terms are used therein and (b) the Pledge Agreement as a “Pledgor” as such terms are used therein, in each case, for all purposes and shall have all of the obligations of a “Guarantor”, “Obligor”, and “Pledgor”, as applicable, thereunder as if it had executed the Guaranty and the Pledge Agreement.  Each New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to any “Guarantor”, “Obligor” and “Pledgor”, as applicable, contained in the above-referenced Transaction Documents.  Without limiting the generality of the foregoing terms of this paragraph 1, each New Subsidiary  (i) pursuant to Guaranty and Section 8.18 of the September Purchase Agreement, hereby jointly and severally guarantees to the Purchaser, as primary obligor and not as surety, the prompt payment of the Obligations (as such term is defined in the September Purchase Agreement) and the Guaranteed Obligations (as such term is defined in the Guaranty) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof, (ii) pursuant to the Pledge Agreement hereby grants a continuing lien and security interest on its Collateral (as such term is defined in the Pledge Agreement) in favor of the Purchaser as Secured Party under the Pledge Agreement as security for the payment and performance of all of the Secured Obligations (as such term is defined in the Pledge Agreement), and (iii) acknowledges and agrees that all of the issued and outstanding Equity Interests (as defined in the Pledge Agreement) of the New Subsidiaries are “Pledged Interests” as such term is defined in the Pledge Agreement.

5.

New Subsidiary Collateral.  Each New Subsidiary hereby represents and warrants to the Purchaser that:  (i) set forth on Schedule 1 is each New Subsidiaries’ chief executive office, principal place of business and, if applicable, organization identification number as of the date hereof; (ii) set forth on Schedule 2 are the locations of all inventory, goods, equipment and other tangible assets of each New Subsidiary (other than inventory in transit in connection with a bona fide sales transaction) as of the date hereof; (iii) set forth on Schedule 3 are the locations of all deposit accounts and securities accounts of each New Subsidiary, including the name and address of the depository bank or securities intermediary, as applicable, and the account number as of the date hereof; (iv) set forth on Schedule 4 is all Intellectual Property of each New Subsidiary that is registered or recorded (or which is the subject of an application for registration or recordation) in the United States, any state or territory thereof, or in any other country or any political subdivision thereof as of the date hereof; (v) neither of the New Subsidiaries own any real property as of the date hereof; (vi) the exact legal name and jurisdiction of organization of each New Subsidiary is as set forth in the preamble to this Agreement; (vii) no New Subsidiary has not during the five years preceding the date hereof (A) changed its legal name, (B) changed its jurisdiction of formation, or (C) been party to a merger, consolidation or other change in structure; (viii) set forth on Schedule 5 is all Commercial Tort Claims by or in favor of each New Subsidiary seeking damages in excess of $50,000 in any individual instance or $100,000 in the aggregate and (ix) neither New Subsidiary has any subsidiaries as of the date hereof.

6.

In accordance with Sections 7.4 and 7.6 of the Pledge Agreement, the Borrower hereby agrees that Exhibit A thereof, solely as it relates to the Pledged Interests of the Borrower, shall be deemed supplemented as of the date hereof to add the New Subsidiaries as additional Pledged Interests as set forth on Exhibit A attached hereto.

7.

The address of each New Subsidiary for purposes of all notices and other communications is the address set forth for the Borrower in in Section 11.7 of the September Purchase Agreement.

8.

Each New Subsidiary hereby waives acceptance by the Purchaser of the guaranty by such New Subsidiary Guaranty and Section 8.18 of the September Purchase Agreement.

9.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

10.

This Agreement shall be deemed and shall constitute a “Security Document” and “Transaction Document” as such terms are defined in the September Purchase Agreement. Except as modified and amended herein, the Pledge Agreement and Guaranty remain in full force and effect.

11.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Omnibus Amendment and Joinder Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

BLUE EARTH, INC. By: /s/ Robert Powell Name: Robert Powell Title: CEO	BLUE EARTH TECH, INC., a Nevada corporation By: /s/ Robert Powell Name: Robert Powell Title: President
BLUE EARTH GENERATOR, INC., a Nevada corporation (f/k/a Blue Earth Energy Management, Inc.) By: /s/ John Brogen Name: John Brogan Title: President
BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (f/k/a Castrovilla, Inc.) By: /s/ John Francis Name: John Francis Title: Vice President
BLUE EARTH FINANCE, INC., a Nevada corporation

By:/s/ Robert Powell
Name: Robert Powell
Title: President
BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation

ECOLEGACY GAS & POWER, LLC, a California limited liability company	By: /s/ Ruben Fontes
Name: Ruben Fontes
By: /s/ Ruben Fontes	Title: President
Name: Ruben Fontes
Title: President
BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (f/k/a Intelligent Power, Inc.)
BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (f/k/a Millennium Power Solutions, LLC)
By: /s/ Pete Johnson
By: /s/ Tim Hysell	Name: Pete Johnson
Name: Tim Hysell	Title: President
Title: Manager

BLUE EARTH CHP, INC., a Utah corporation (f/k/a IPS Power Engineering, Inc.)	BROOKS HEAT & POWER LTD., a British Columbia, Canada corporation

By: /s/ Robert Potts	By: /s/ Robert Potts
Name: Robert Potts	Name: Robert Potts
Title: President	Title: President

ENSITE POWER, INC., a Nevada corporation	E2B GROWTH, INC., a Nevada corporation

By: /s/ Johnny R. Thomas	By: /s/ Robert Powell
Name: Johnny R. Thomas	Name: G. Robert Powell
Title: CEO	Title: CEO

ACCEPTED BY:

Jackson Investment Group, LLC

By:  /s/ Douglas B. Kline

Name:  Douglas B. Kline

Title: Chief Financial Officer